UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2022 (May 18, 2022)

ALPINE ACQUISITION CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-40765	86-1957639
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

10141 N. Canyon View Lane

Fountain Hills, Arizona 85268

(Address of Principal Executive Offices) (Zip Code)

(703) 899-1028

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of common stock and one-half of one redeemable warrant	REVEU	The Nasdaq Stock Market LLC
Common stock, par value $0.0001 per share	REVE	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for common stock at an exercise price of $11.50 per share	REVEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 18, 2022, Alpine Acquisition Corporation, a Delaware corporation (“Alpine”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with AAC Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Alpine (“Merger Sub”), and Two Bit Circus, Inc., a Delaware corporation (“TBC”). Pursuant to the Merger Agreement, Merger Sub will merge with and into TBC, with TBC surviving the merger as a wholly-owned subsidiary of Alpine (the “Merger”). As a result of the Merger, and upon consummation of the Merger and the other transactions contemplated by the Merger Agreement including the Hotel Purchase (as defined below) (together with the Merger, the “Transactions” or “Business Combination”), TBC will become a wholly-owned subsidiary of Alpine and the stockholders of TBC will become stockholders of Alpine. TBC is a Los Angeles-based experiential entertainment company that is affiliated with certain members of Alpine’s management team. We refer to Alpine after the consummation of the Merger as “New TBC”.

Concurrently with the execution of the Merger Agreement as contemplated therein, Alpine entered into a Purchase and Sale Agreement (the “Hotel Purchase Agreement” and collectively with the Merger Agreement the “Business Combination Agreements”) with Pool IV Finance LLC, Pool IV TRS LLC and PHF II Stamford LLC (“Hotel Sellers”) pursuant to which Alpine will purchase (the “Hotel Purchase”) the Hilton Stamford Hotel & Executive Meeting Center and the Crowne Plaza Denver Airport Convention Center Hotel (collectively, the “Hotels”). The purchase price for the Hotels consists of cash and stock, as further described below.

The Transactions are expected to close (the “Closing”) in the third quarter of 2022, following receipt of the required adoption of the Business Combination Agreements and approval of the Transactions by Alpine’s stockholders (the “Alpine Stockholder Approvals”) and the fulfilment of certain other conditions set forth in the Business Combination Agreements as described herein and therein.

Immediately following the Closing, without taking into account any holders of shares of common stock of Alpine, par value $0.0001 per share (“Alpine Common Stock”), that exercise their rights to redeem their shares of Alpine Common Stock for a pro rata portion of Alpine’s trust account established in connection with its initial public offering (the “Trust Account”), Alpine’s current stockholders are expected to own approximately 59% of New TBC’s outstanding common stock, par value $0.0001 per share (“New TBC Common Stock”), TBC’s current stockholders are expected to own approximately 21% of the outstanding New TBC Common Stock, and the Hotel Purchasers’ current members are expected to own approximately 8% of the outstanding New TBC Common Stock.

The following summary of the Business Combination Agreements are qualified in their entirety by reference to the text of such agreements, which are attached as exhibits hereto and incorporated by reference herein.

Closing Consideration

Merger Agreement Closing Consideration

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of TBC common stock (“TBC Common Stock”) issued and outstanding immediately before the Effective Time (other than such TBC Common Stock as may be held by Alpine or in treasury by TBC, which shares shall be cancelled pursuant to the Merger Agreement (the “Cancelled Shares”), and TBC Common Stock held by holders who exercise dissenters’ rights under Section 262 of the Delaware General Corporations Law (“Dissenting Shares”) will be converted into and become the right to receive a number of shares of New TBC Common Stock equal to (a) (i) (I) $49,800,000, minus (II) the aggregate outstanding balance of the convertible promissory notes issued by TBC between October 19, 2021 and March 24, 2022 with an initial principal balance of $5,010,000 (“TBC Convertible Notes”) that are not converted into shares of TBC Common Stock immediately prior to the Closing, divided by (ii) $10.00, divided by (b) the number of shares of TBC Common Stock issued and outstanding immediately prior to the Effective Time (other than the Cancelled Shares) (the “Merger Consideration Shares”). TBC currently has certain outstanding derivative securities (“TBC Derivative Securities”) exchangeable for or convertible into TBC Common Stock. Pursuant to the Merger Agreement, prior to the Effective Time, all TBC Derivative Securities shall be exercised for or converted into shares of TBC Common Stock and treated as described above or terminated.

Hotel Purchase Agreement Closing Consideration

The purchase price for the Hotels is $65,000,000, payable in the form of (x) $45,500,000 in cash, and (y) 1,950,000 shares of New TBC Common Stock (the “Hotel Purchase Consideration Shares” and collectively with the Merger Consideration Shares the “Business Combination Consideration Shares”).

Representations and Warranties

Merger Agreement Representations and Warranties

The Merger Agreement contains representations and warranties of Alpine relating to, among other things, organization and qualification; subsidiaries; the authorization, performance and enforceability against Alpine of the Merger Agreement; governmental actions and filings; compliance with laws; capitalization; reports filed with the Securities and Exchange Commission (“SEC”), financial statements, and compliance with the Sarbanes-Oxley Act; absence of certain changes; Alpine’s trust fund; real, personal, and intellectual property; tax matters; employees and benefit plans; material contracts; affiliate transactions; litigation; Alpine’s listing on the Nasdaq stock market (“Nasdaq”); the Merger Consideration Shares; and brokers.

The Merger Agreement contains representations and warranties of TBC relating to, among other things, organization and qualification; subsidiaries; the authorization, performance and enforceability against TBC of the Merger Agreement; governmental actions and filings; compliance with laws; capitalization; possession of requisite approvals; financial matters; real property; personal property; condition and sufficiency of assets; intellectual property; information technology systems and data privacy; tax matters; employee benefit plans; labor matters; material contracts; customers and suppliers; affiliate transactions; litigation; insurance; and brokers.

The representations and warranties of the parties to the Merger Agreement will survive the Closing for a period of one year (the “Survival Period”). The TBC securityholders have agreed that 10% of the Merger Share Consideration shall be placed in escrow during the Survival Period to secure the indemnification obligations of the TBC securityholders set forth in the Merger Agreement.

Hotel Purchase Agreement Representations and Warranties

The Hotel Purchase Agreement contains representations and warranties of Alpine relating to, among other things, organization and power; the authorization, performance and enforceability against Alpine of the Hotel Purchase Agreement; governmental actions and filings; compliance with laws; possession of requisite approvals; capitalization; Alpine’s trust account, SEC reports; absence of undisclosed liabilities; internal controls; Alpine’s Nasdaq listing; business activities; related-person transactions; and brokers.

The Hotel Purchase Agreement contains representations and warranties of Hotel Sellers relating to, among other things, organization and power; the authorization, performance and enforceability against Hotel Sellers of the Hotel Purchase Agreement; governmental actions and filings; compliance with laws; title to personal property; financial statements; absence of certain changes; zoning; environmental matters; employment matters; litigation; union contracts; taxes; permits; property leases; outlet leases; management and franchise agreements; contracts; and brokers.

The representations and warranties of the parties to the Hotel Purchase Agreement will survive the Closing for a period of 360 days and the Hotel Sellers have agreed to certain indemnification obligations for breaches of representations, warranties and covenants as set forth in the Hotel Purchase Agreement.

Covenants

Merger Agreement Covenants

The Merger Agreement includes customary covenants of the parties with respect to business operations prior to consummation of the Transactions and efforts to satisfy conditions to the consummation of the Transactions. Each party agreed to abide by exclusivity provisions set forth in the Merger Agreement. The Merger Agreement also contains additional covenants of the parties, including, among others: covenants providing for Alpine and TBC to cooperate in the preparation and filing of a Registration Statement on Form S-4 (the “Registration Statement”), and the proxy statement for the solicitation of approval of the adoption of the Merger Agreement and Hotel Purchase Agreement and the approval of the Transactions, among other proposals to be considered by Alpine’s stockholders (the “Alpine Stockholder Approval”), and the prospectus for the offer and sale of the Business Combination Consideration Shares; for Alpine to adopt an incentive equity plan to be effective following the Closing; for Alpine to use reasonable best efforts to ensure Alpine remains listed as a public company on, and for the Alpine Common Stock and Alpine Warrants (as defined below) to continue to be listed on, Nasdaq until the Closing, and for the New TBC Common Stock and New TBC Warrants (as defined below) to be listed on Nasdaq following the Closing; and for the parties to purchase directors’ and officers’ liability insurance policies. “Alpine Warrants” are redeemable warrants of Alpine, each whole warrant exercisable to purchase one share of Alpine Common Stock at a price of $11.50, beginning thirty (30) days after the Closing and expiring on the fifth anniversary of the Closing, or earlier upon redemption, upon the terms and conditions set forth in the warrant agreement entered into between Parent and Continental Stock Transfer and Trust Company on August 30, 2021. “New TBC Warrants” are Alpine Warrants following the Closing.

Hotel Purchase Agreement Covenants

The Hotel Purchase Agreement includes customary covenants of the parties similar to those provided by the Merger Agreement.

.

Conditions to Closing

Merger Agreement Closing Conditions

Mutual Conditions

The consummation of the transactions contemplated by the Merger Agreement is conditioned upon the following, among other things:

●

there being no order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any governmental authority or statute, rule or regulation that is in effect and prohibits or enjoins the consummation of the Transactions;

●	Alpine having at least $5,000,001 of net tangible assets (after giving effect to redemptions by Alpine’s public stockholders) immediately prior to or upon the Closing;

●

the Registration Statement having become effective in accordance with the provisions of the Securities Act of 1933, as amended (“Securities Act”), no stop order having been issued by the SEC that remains in effect with respect to the Registration Statement, and no proceeding seeking such a stop order having been threatened or initiated by the SEC which remains pending; and

●	the Alpine Stockholder Approval being complete and TBC’s stockholders having approved the transactions contemplated by the Merger Agreement.

Other Conditions to Alpine’s Obligations

The obligations of Alpine to consummate the transactions contemplated by the Merger Agreement are also conditioned upon, among other things:

●	the accuracy of the representations and warranties of TBC;

●	performance in all material respects of the covenants of TBC required by the Merger Agreement to be performed on or prior to the Closing;

●	all conditions of the Hotel Purchase closing having been met;

●	the outstanding balance of the outstanding TBC Convertible Notes not converted immediately prior to the Closing being less than $6,000,000 in aggregate and delivery at Closing of a properly executed payoff letter agreement from each holder of TBC Convertible Notes, pursuant to which each such holder agrees not to convert such TBC Company Convertible Notes at any time from and after Closing and setting forth the pay-off amount required to repay such holder’s TBC Company Convertible Note(s) in full as of the Closing or within five business days thereafter;

●	the execution and delivery of employment agreements between Alpine and each of certain TBC employees, respectively, TBC Lock-Up Agreements (as defined below), TBC Support Agreements (as defined below), and the Escrow Agreement (as defined below); and

●	TBC having delivered a customary officer’s certificate.

Other Conditions to TBC’s Obligations

The obligations of TBC to consummate the transactions contemplated by the Merger Agreement are also conditioned upon, among other things:

●	the accuracy of the representations and warranties of Alpine;

●	performance in all material respects of the covenants of Alpine required by the Merger Agreement to be performed on or prior to the Closing;

●	the approval for listing on Nasdaq of New TBC Common Stock, subject, if applicable, to official notice of issuance thereof and the requirement to have a sufficient number of round lot holders;

●	Alpine having delivered a customary officer’s certificate;

●	Alpine having executed and delivered the Registration Rights Agreement (as defined below); and

●	the funds contained in Alpine’s trust account (after giving effect to redemptions by Alpine’s public stockholders), together with the proceeds of any private financing undertaken by Alpine and the cash on Alpine’s balance sheet, equaling or exceeding $15 million (the “Minimum Cash Condition”).

Hotel Purchase Agreement Closing Conditions

Mutual Conditions

The consummation of the transactions contemplated by the Hotel Purchase Agreement is conditioned upon the following, among other things:

●

there being no order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any governmental authority or statute, rule or regulation that is in effect and prohibits or enjoins the consummation of the Transactions;

●	the Alpine Stockholder Approval being complete;

●	Alpine having at least $5,000,001 of net tangible assets (after giving effect to redemptions by Alpine’s public stockholders) immediately prior to or upon the Closing; and

●	the Registration Statement having become effective in accordance with the provisions of the Securities Act, no stop order having been issued by the SEC that remains in effect with respect to the Registration Statement, and no proceeding seeking such a stop order shall having been threatened or initiated by the SEC which remains pending.

Other Conditions to Alpine’s Obligations

The obligations of Alpine to consummate the transactions contemplated by the Hotel Purchase Agreement are also conditioned upon, among other things:

●	the accuracy of the representations and warranties of Hotel Sellers;

●	performance in all material respects of the covenants of Hotel Sellers required by the Hotel Purchase Agreement to be performed on or prior to the Closing;

●	receipt of all third-party consents required for transfer of the transferred assets and their use by New TBC after Closing;

●	receipt of a commitment from a certain title insurance company to issue certain title insurance policies with respect to the Hotels; and

●	Hotel Sellers having delivered customary officer’s certificates and other closing deliverables.

Other Conditions to Hotel Sellers’ Obligations

The obligations of Hotel Sellers to consummate the transactions contemplated by the Hotel Purchase Agreement are also conditioned upon, among other things:

●	the accuracy of the representations and warranties of Alpine;

●	performance in all material respects of the covenants of Alpine required by the Hotel Purchase Agreement to be performed on or prior to the Closing;

●	the approval for listing on Nasdaq of New TBC Common Stock, subject, if applicable, to official notice of issuance thereof and the requirement to have a sufficient number of round lot holders; and

●	Alpine having delivered customary officer’s certificates and other closing deliverables.

Waivers

Pursuant to Alpine’s amended and restated certificate of incorporation, Alpine cannot consummate the proposed business combination if it has less than $5,000,001 of net tangible assets remaining immediately prior to or upon consummation of the Transactions, after taking into account any redemptions of Alpine shares held by public stockholders. Other than the foregoing which cannot be waived, the following waiver provisions are applicable to the Business Combination Agreements.

Merger Agreement Waiver

Either Alpine or TBC may waive any inaccuracies in the representations and warranties made to such party contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement and waive compliance with any agreements or conditions for the benefit of such party contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement.

Hotel Purchase Agreement Waiver

Either Alpine or Hotel Sellers may waive any inaccuracies in the representations and warranties made to such party contained in the Hotel Purchase Agreement or in any document delivered pursuant to the Hotel Purchase Agreement and waive compliance with any agreements or conditions for the benefit of such party contained in the Hotel Purchase Agreement or in any document delivered pursuant to the Hotel Purchase Agreement.

Termination

Merger Agreement Termination

The Merger Agreement may be terminated at any time prior to the Closing as follows:

●	by mutual written consent of Alpine and TBC;

●	by either Alpine or TBC if the Transactions are not consummated on or before September 30, 2022;

●	by either Alpine or TBC if a governmental entity shall have issued a final, non-appealable governmental order, rule or regulation permanently enjoining or prohibiting the consummation of the Transactions;

●	by either Alpine or TBC if the other party has breached any of its covenants or representations and warranties such that the party’s closing conditions would not be satisfied at the Closing (subject to a thirty-day cure period); and

●	by either Alpine or TBC if (i) Alpine does not have at least $5,000,001 of net tangible assets after giving affect to Alpine stockholders’ redemptions, or (ii) Alpine shall not have obtained the Alpine Stockholder Approval at the meeting of Alpine stockholders called to obtain such approval.

Hotel Purchase Agreement Termination

The Hotel Purchase Agreement may be terminated at any time prior to the Closing as follows:

●	by either Alpine or Hotel Sellers if the Transactions are not consummated on or before September 30, 2022;

●	by either Alpine or Hotel Sellers if a governmental entity shall have issued a final, non-appealable governmental order, rule or regulation permanently enjoining or prohibiting the consummation of the Transactions;

●	by either Alpine or Hotel Sellers if the other party has breached any of its covenants or representations and warranties such that the party’s closing conditions would not be satisfied at the Closing (subject to a thirty-day cure period);

●	by Hotel Sellers if Alpine has not delivered a binding commitment to Hotel Sellers for a financing provided for in the Hotel Purchase Agreement by June 16, 2022; and

●	by either Alpine or Hotel Sellers if (i) Alpine does not have at least $5,000,001 of net tangible assets after giving affect to Alpine stockholders’ redemptions, or (ii) Alpine shall not have obtained the Alpine Stockholder Approval at the meeting of Alpine stockholders called to obtain such approval.

Other Agreements Entered into in Connection with the Merger Agreement and Hotel Purchase Agreement

The following agreements have been or will be entered into in connection with the Merger Agreement and Hotel Purchase Agreement:

Merger Agreement Ancillary Agreements

Lock-Up Agreements

Concurrently with the execution of the Merger Agreement, certain stockholders of TBC (the “Key TBC Stockholders”), entered into an agreement (the “TBC Lock-Up Agreement”), substantially in the form attached hereto as Exhibit 10.1, not to transfer the Merger Agreement Consideration Shares received by such Key TBC Stockholder until the date that is six (6) months following the Closing Date of the Transactions, subject to certain exceptions set forth in the TBC Lockup Agreement for any such Key TBC Stockholder.

Support Agreements

Concurrently with the execution of the Merger Agreement, the Key TBC Stockholders entered into support agreements with Alpine (the “Support Agreements”), substantially in the form attached hereto as Exhibit 10.2, pursuant to which each of the Key TBC Stockholders agreed to, among other things, vote all of the shares of TBC stock beneficially owned by such Key TBC Stockholder in favor of the adoption of the Merger Agreement and the approval of the Merger.

Registration Rights Agreement

At or prior to the Closing, Alpine, certain holders of TBC stock who are affiliates of TBC (the “TBC Affiliate Stockholders”), Sponsor, and Maxim Group, LLC (“Maxim”) shall enter into an amended and restated registration rights agreement (“Registration Rights Agreement”) in a form to be mutually agreed upon, pursuant to which, among other things, Alpine shall, within 45 days after the Closing, file a registration statement to register for resale under the Securities Act the shares of Parent Common Stock (i) issued or issuable as Merger Consideration Shares to the TBC Affiliate Stockholders; (ii) held by Sponsor or issuable upon the exercise of Alpine Warrants held by Sponsor (or its transferees) as of immediately after the Closing; and (iii) issued to Maxim (or its designees) as compensation in Alpine’s initial public offering. The Registration Rights Agreement shall supersede the existing registration rights agreement, dated as of August 30, 2021, between Alpine, Sponsor, the other Initial Stockholders, and Maxim.

Escrow Agreement

At or prior to the Closing, Alpine, the representative of the holders of TBC Common Stock (the “TBC Representative”), and Continental Stock Transfer & Trust Company (or such other person as may be agreed by Alpine and TBC) as escrow agent (“Escrow Agent”) shall enter into an escrow agreement, substantially in the form attached hereto as Exhibit 10.3, pursuant to which, in order to secure the amounts (if any) owed to indemnitees of Alpine under the Merger Agreement (the “Alpine Indemnitees”), at the Closing, an aggregate of 10% of the aggregate shares of Alpine Common Stock otherwise issuable as Merger Consideration Shares (the “Escrow Shares”) shall be deposited in escrow (the “Escrow Account”), allocated pro rata among the holders of TBC stock in separate accounts, and, as necessary from time to time after the Closing, an aggregate of 10% of the aggregate shares of Alpine Common Stock otherwise issuable as Merger Consideration Shares in respect of any Dissenting Shares as to which the holder thereof fails to perfect or withdraws or otherwise loses his, her or its right to appraisal and payment under the DGCL, shall be deposited in the Escrow Account, together with any dividends or other distributions declared or made after the date the Merger Agreement was executed with respect to Alpine Common Stock with a record date after the Effective Time, allocated to the holder of such Dissenting Shares in a separate account. The Escrow Agreement will provide that, upon the first anniversary of the Closing, the Escrow Agent will release the Escrow Shares in each separate account, less that portion of the Escrow Shares applied in satisfaction of or reserved with respect to indemnification claims made prior to such date, to the applicable holder of TBC stock. Any Escrow Shares held with respect to any unresolved claim for indemnification and not applied as indemnification with respect to such claim upon its resolution will be delivered to the holders of TBC stock from their separate accounts promptly upon such resolution.

Hotel Purchase Agreement Ancillary Agreements

Shareholder and Registration Rights Agreement

At or prior to the Closing, Alpine and the Hotel Sellers shall enter into a shareholder and registration rights agreement (the “Shareholder and Registration Rights Agreement”), substantially in the form attached hereto as Exhibit 10.4, pursuant to which, among other things, Hotel Sellers shall have the right to appoint one person to be a director on the New TBC Board for so long as Hotel Sellers or their affiliates retain in the aggregate at least one-half of the Hotel Purchase Consideration Shares. The Shareholder and Registration Rights Agreement also provides the Hotel Sellers with certain rights to have the Hotel Purchase Consideration Shares registered for resale under the Securities Act.

Item 7.01 Regulation FD Disclosure.

Press Release

Attached as Exhibit 99.1 to this Report is the press release jointly issued by the parties announcing the Transactions on May 19, 2022.

Investor Meetings

Attached as Exhibit 99.2 to this Report is the form of investor presentation to be used by Alpine and TBC in presentations to certain of their securityholders and other persons regarding the proposed Transactions.

The information set forth in this Item 7.01, including the exhibits attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Cautionary Note Regarding Forward Looking Statements

None of Alpine, TBC, Hotel Sellers, or any of their respective affiliates makes any representation or warranty as to the accuracy or completeness of the information contained in this Current Report on Form 8-K. This Current Report on Form 8-K is not intended to be all-inclusive or to contain all the information that a person may desire in considering the proposed Transactions discussed herein. It is not intended to form the basis of any investment decision or any other decision in respect of the proposed Transactions.

This Current Report on Form 8-K and the exhibits filed or furnished herewith include “forward-looking statements” within the meaning of the federal securities laws with respect to the proposed transactions between Alpine and TBC and Hotel Sellers respectively, including statements regarding the benefits of the transaction, the anticipated timing of the Transactions, the business of TBC and the markets in which it and the Hotels operate. Actual results may differ from expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. These forward-looking statements generally are identified by the words “aspire,” “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “will be,” “will continue,” “will likely result,” “could,” “should,” “believe(s),” “predicts,” “potential,” “continue,” “future,” “opportunity,” “strategy,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Alpine’s, TBC’s, and Hotel Sellers’ expectations with respect to future performance and anticipated financial impacts of the proposed Transactions.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Alpine’s, TBC’s, and Hotel Sellers’ control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the risk that the benefits of the Business Combination may not be realized; the risk that the Business Combination may not be completed in a timely manner or at all, which may adversely affect the price of Alpine’s securities; the failure to satisfy the conditions to the consummation of the Business Combination, including the failure of Alpine’s stockholders to approve and adopt the Merger Agreement or the failure of Alpine to satisfy the Minimum Cash Condition following redemptions by its stockholders; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement or Hotel Purchase Agreement; the outcome of any legal proceedings that may be initiated following announcement of the Business Combination; any issue regarding the combined company’s continued listing on Nasdaq after Closing; the risk that the proposed Transactions disrupt current plans and operations of TBC as a result of the announcement and consummation of the Business Combination; costs related to the Business Combination; changes in applicable laws or regulations; the possibility that the combined company may be adversely affected by other economic, business, and/or competitive factors; the impact of COVID-19 or other adverse public health developments; and other risks and uncertainties that will be detailed in the Proxy Statement/Prospectus (as defined below) and as indicated from time to time in Alpine’s filings with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements.

Alpine, TBC, and Hotel Sellers caution that the foregoing list of factors is not exclusive. Alpine, TBC, and Hotel Sellers caution readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. None of Alpine, TBC, or Hotel Seller undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Additional Information and Where to Find It

This document is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the transaction and does not constitute an offer to sell, buy, or exchange or the solicitation of an offer to sell, buy, or exchange any securities or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, purchase, or exchange of securities or solicitation of any vote or approval in any jurisdiction in contravention of applicable law.

In connection with the proposed transactions between Alpine and TBC and Hotel Sellers respectively, Alpine will file with the SEC a registration statement on Form S-4 which will include New TBC’s prospectus as well as Alpine’s proxy statement (the “Proxy Statement/Prospectus”). Alpine plans to mail the definitive Proxy Statement/Prospectus to its stockholders in connection with the transaction. INVESTORS AND SECURITYHOLDERS OF Alpine ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE SURF ENTITIES, Alpine, THE TRANSACTION AND RELATED MATTERS. Investors and securityholders will be able to obtain free copies of the Proxy Statement/Prospectus (when available) and other documents filed with the SEC by New TBC and Alpine through the website maintained by the SEC at www.sec.gov. In addition, investors and securityholders will be able to obtain free copies of the documents filed with the SEC on Alpine’s website at https://alpineacquisitioncorp.com/investors or by directing a written request to Alpine at 10141 N. Canyon View Lane, Fountain Hills, Arizona 85268.

Participants in the Solicitation

Alpine, TBC, and certain of their respective directors, executive officers, and employees may be considered to be participants in the solicitation of proxies in connection with the transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders of Alpine in connection with the transaction, including a description of their respective direct and indirect interests, by security holdings or otherwise, will be included in the Proxy Statement/Prospectus described above when it is filed with the SEC. Additional information regarding Alpine’s directors and executive officers can also be found in Alpine’s final prospectus dated August 19, 2021 and declared effective by the SEC on August 30, 2021. These documents are available free of charge as described above.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description
2.1*	Agreement and Plan of Merger, dated as of May 18, 2022, by and among Alpine Acquisition Corporation, AAC Merger Sub Inc. and Two Bit Circus, Inc.
2.2*	Purchase and Sale Agreement, dated as of May 18, 2022, between Pool IV Finance LLC, Pool IV TRS LLC, PHF II Stamford LLC and Alpine Acquisition Corporation
10.1	Form of Lock-Up Agreement
10.2	Form of Support Agreement
10.3	Form of Escrow Agreement
10.4	Form of Shareholder and Registration Rights Agreement
99.1	Joint Press release, dated May 19, 2022.
99.2	Investor Presentation.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 19, 2022	ALPINE ACQUISITION CORPORATION

	By:	/s/ Kim Schaefer
Kim Schaefer
Chief Executive Officer